Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Novelos Therapeutics, Inc.

We consent to the use of our report dated March 17, 2009, relating to the financial statements of Novelos Therapeutics, Inc. as of December 31, 2008 and 2007 and for the years then ended in the Registration Statement on Form S-1 of Novelos Therapeutics, Inc., relating to the registration of 19,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the ‘‘Experts’’ section of this registration statement.

/s/ Stowe & Degon LLC

Westborough, Massachusetts
February 5, 2010